As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

675,684 Shares of Common Stock

This Prospectus will be used from time to time by the selling shareholders named in this prospectus to resell up to 675,684 shares of our Common Stock, par value $.01 per share (“Common Stock”), that may be issued upon the vesting of certain restricted units previously issued to ZMC Advisors, L.P. (“ZMC”). ZMC acquired 675,684 restricted units pursuant to grants made by us in 2022 under the terms of that certain Management Agreement dated as of May 3, 2022, and effective May 23, 2022 (the “Management Agreement”), with ZMC. We are registering the offer and sale of the Common Stock issuable upon the vesting of such restricted units to satisfy registration rights we have granted to ZMC pursuant to the Management Agreement. The shares registered hereunder are issuable upon the satisfaction of certain vesting conditions described under the section entitled “Selling Shareholders” beginning on page 5 of this prospectus. 18,700 of such restricted units are scheduled to vest on June 1, 2023. ZMC has indicated to us that ZMC intends to sell a total of 9,537 shares promptly following such vesting in order to satisfy the tax obligations arising from such vesting pursuant to a previously established Rule 10b5-1 trading plan. The selling shareholders may sell any of the shares of Common Stock registered hereunder from time to time, to satisfy tax obligations or for any other purpose, from and after the vesting of the applicable restricted units.

The Common Stock may be offered from time to time by the selling shareholders (as defined herein) in any manner described under the section entitled “Plan of Distribution” beginning on page 6 of this prospectus. The selling shareholders may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholders, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TTWO.” The last reported sale price on May 31, 2023 was $137.73 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2023

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive Software, Inc. and its subsidiaries. References to “Common Stock” refer to the Company’s Common Stock, par value $.01 per share.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to: risks relating to our combination with Zynga Inc. (the “Zynga Acquisition”), such as the ability company to retain key personnel subsequent to the Zynga Acquisition; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; and the ability to maintain acceptable pricing levels on our games. Other important factors and information are discussed under the heading “Risk Factors” beginning on page [3] of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 675,684 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop, operate, and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are currently designed for console gaming systems, including, but not limited to, the Sony Computer Entertainment, Inc. PlayStation®4 and PlayStation5, Microsoft Corporation Xbox One® and Xbox Series X|S, and Nintendo’s SwitchTM, as well as personal computers, and mobile, including, smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

Our strategy is to be the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, we strive to create the highest quality, most engaging interactive entertainment franchises and captivate our global audience. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware and mobile platforms in a wide range of genres, including action, adventure, family/casual, hyper-casual, role-playing, shooter, social casino, sports, and strategy, which we distribute worldwide. We believe that our commitment to creativity and innovation is a distinguishing strength, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

This prospectus relates to the resale of up to 675,684 shares of Common Stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. ZMC acquired 675,684 restricted units pursuant to grants made by us in 2022 under the terms of the Management Agreement. We are registering the offer and sale of the Common Stock issuable upon vesting of such restricted units to satisfy registration rights we have granted to ZMC pursuant to the Management Agreement. The shares registered hereunder are issuable upon the satisfaction of certain vesting conditions. See “Selling Shareholders.” We will not receive any of the proceeds from the sale of the shares hereunder. See “Use of Proceeds.”

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842 and our website address is www.take2games.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risk Factors Summary

Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to:

Risks relating to our business and industry

•	Results of operations may be impacted by COVID-19

•	Our industry is highly competitive

•	Uncertainty of achieving market acceptance, delays or disruptions for our products may have an adverse effect

•	We face development risks and must adapt to changes in software technologies

•	Increased use of mobile devices for gaming will drive future growth of mobile gaming

•	Increased competition for retailer support could increase expenses

•	Our ability to develop successful products for current video game platforms

•	We require approval of hardware licensors to publish titles

•	Reliance on complex information technology systems and networks and potential adverse impact of security breaches

•	Potential adverse impact of inadequate consumer data protection

•	Dependence on key management and product development personnel

•	Attracting, managing, and retaining our talent is critical to our success

•	Offensive consumer-created content can harm our results of operations or reputation

•	We rely on software development arrangements with third parties

•	Increasing importance of digital sales and free-to-play games exposes us to the risks of that business model

•	We must compete for advertisements and offers that are incorporated into our free-to-play games

•	Our acquisitions and investments may not have the anticipated results

•	International operations risks

•	The loss of server capacity, lack of sufficient bandwidth, or connectivity issues could cause our business to suffer

•	Use of open-source software exposes us to risks

•	Our software is susceptible to errors

•	The continued ability to acquire and maintain license to intellectual property is key

•	We may experience fluctuations in the recurring portion of our business

•	Uncertainty of expansion into new products and services

•	We are dependent on the timing of our product releases

•	We are dependent on the future success of our Grand Theft Auto products and other “hit” titles

•	Adverse effects of price protection, returns, and used game sales

•	A limited number of customers account for a significant portion of our sales

•	Content policies could negatively affect sales

•	Entertainment Software Rating Board ratings for our products could negatively affect our ability to distribute and sell

•	The competitive position and value of our products could be adversely affected by unprotected intellectual property

•	We have a significant amount of outstanding debt

•	The value of our virtual items is highly dependent on how we manage the economies in our games

•	There is potential for unauthorized or fraudulent transactions of accounts and virtual items outside of our games

Risks related to legal or regulatory compliance

•	Government regulation of the internet can affect our business

•	Legislation could subject us to claims or otherwise harm our business

•	Failure to comply with laws and regulations, including data privacy, could harm our business

•	Adverse effect of alleged or actual infringement on the intellectual property rights of third parties

Risks related to financial and economic condition

•	Provisions in our charter documents and debt agreements may impede or discourage a takeover

•	Adverse effects of changes in tax rates and additional tax liabilities

•	We are subject to risks and uncertainties of international trade, including foreign currency fluctuations

•	Potential adverse effects of existing or future accounting standards

•	Adverse effects of declines in consumer spending and changes in the economy

General Risk Factors

•	Additional issuances of equity securities would cause dilution and could affect the market price of our common stock

•	We are subject to risks related to corporate and social responsibility and reputation

•	Climate change may have a long-term impact on our business

•	We may be adversely affected by the effects of inflation

•	We are and may become involved in legal proceedings that may result in adverse outcomes

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders (which as used herein includes ZMC and any of its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest) (“selling shareholders”) of Common Stock that is issuable upon the vesting of 675,684 restricted units that were acquired by ZMC in connection with grants made by us in 2022 under the Management Agreement. We are registering the offer and sale of the Common Stock in response to a request from ZMC to file a registration statement, a right that we granted to ZMC in the Management Agreement.

Pursuant to the Management Agreement, we issued (a) 188,665 restricted units to ZMC pursuant to a Restricted Unit Agreement entered into by ZMC and the Company on June 1, 2022 (the “Transition Period Grant Agreement (2 Year Cliff Vest)”), (b) 206,517 restricted units to ZMC pursuant to a Restricted Unit Agreement entered into by ZMC and the Company on June 1, 2022 (the “Transition Period Grant Agreement (3 Year Cliff Vest)”), and (c) 280,502 restricted units to ZMC pursuant to a Restricted Unit Agreement entered into by ZMC and the Company on June 1, 2022 (the “New Grant Agreement” and together with the Transition Period Grant Agreement (2 Year Cliff Vest) and the Transition Period Grant Agreement (3 Year Cliff Vest), the “Restricted Unit Agreements”). The Transition Period Grant Agreement (2 Year Cliff Vest) includes (i) 37,733 time-based restricted units that are scheduled to vest on June 1, 2024 and (ii) 150,932 performance-based restricted units that are scheduled to vest on June 1, 2024. The Transition Period Grant Agreement (3 Year Cliff Vest) includes (i) 41,303 time-based restricted units that are scheduled to vest on June 1, 2025 and (ii) 165,214 performance-based restricted units that are scheduled to vest on June 1, 2025. The New Grant Agreement includes (i) 56,100 time-based restricted units that are scheduled to vest in equal installments on June 1, 2023, June 1, 2024 and June 1, 2025 and (ii) 224,402 performance-based restricted units that are scheduled to vest on June 1, 2025. Further information regarding the Restricted Unit Agreements and the restricted units, including the vesting schedule, is contained in the Company’s Definitive Proxy Statement for the 2022 annual meeting of stockholders filed with the Commission on July 27, 2022 and the Company’s Current Report on Form 8-K filed with the Commission on May 5, 2022, which are incorporated herein by reference. We are registering all of this Common Stock in order to permit the selling shareholders to offer the Common Stock for resale from time to time.

The following table sets forth the name of the selling shareholders, the number of shares of Common Stock owned by or attributable to the selling shareholders immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by the selling shareholders after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholders and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholders. However, because the selling shareholders may offer from time to time all, some or none of their shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we do not know how long the selling shareholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 169,333,577 shares of Common Stock outstanding as of May 5, 2023, determined in accordance with Rule 13d-3 under the Exchange Act.

Name	Ownership Prior to the Registration(1)			Shares of Common Stock Covered by this Registration Statement (1)(2)	Ownership After the Covered Shares are Sold
	Number of Shares(1)	Percent			Number of Shares	Percent
ZMC Advisors, L.P.	675,684	*	*	675,684	0	*	*

**	Less than 1%
(1)

Represents 675,684 restricted units held directly by ZMC, of which each of Strauss Zelnick and Karl Slatoff, each of whom is an executive officer of the Company, is a partner (such securities are not held individually by Mr. Zelnick or Mr. Slatoff). Each of Mr. Zelnick and Mr. Slatoff disclaims beneficial ownership of the securities held by ZMC, except to the extent of his pecuniary interest therein. Total does not include an additional grant of restricted units scheduled to be made on June 1, 2023 pursuant to the Management Agreement after the filing of the registration statement of which this prospectus forms a part.

(2)

18,700 of such restricted units are scheduled to vest on June 1, 2023 and ZMC has indicated to us that ZMC intends to sell a total of 9,537 shares of Common Stock promptly following such vesting in order to satisfy the tax obligations arising from such vesting pursuant to a previously established Rule 10b5-1 trading plan. The selling shareholders may sell any of the shares of Common Stock registered hereunder from time to time, to satisfy tax obligations or for any other purpose, from and after the vesting of the applicable restricted units.

Positions, Officers and Other Material Relationships

Mr. Zelnick has been Chairman of the Company since March 2007, Executive Chairman of the Company since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick also is a partner in ZMC. Mr. Slatoff became President of the Company in May 2013 and served as Chief Operating Officer of the Company from October 2010 through April 2013. Mr. Slatoff also is a partner in ZMC.

The Company is party to the Management Agreement and the Restricted Unit Agreements (as described above) with ZMC. Under the terms of the Management Agreement, ZMC provides financial and management consulting services to the Company. Descriptions of the material terms of the Management Agreement and Restricted Unit Agreements (and the restricted units granted thereunder, including the vesting schedule thereof), are contained in the Company’s Definitive Proxy Statement for the 2022 annual meeting of stockholders filed with the Commission on July 27, 2022 and the Company’s Current Report on Form 8-K filed with the Commission on May 5, 2022, which are incorporated herein by reference. The foregoing descriptions of the Management Agreement and the Restricted Unit Agreements (including the awards issuable to ZMC thereunder) are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2022 and incorporated herein by reference, and the Restricted Unit Agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4 to the registration statement of which this prospectus is a part and incorporated herein by reference.

Descriptions of the material terms of prior restricted unit agreements (and related grants thereunder) and other transactions with ZMC and its affiliates are included in the in the Company’s Definitive Proxy Statement for the 2022 annual meeting of stockholders filed with the Commission on July 27, 2022, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholders pursuant to the terms of the Management Agreement.

The selling shareholders, which includes ZMC and any of its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling shareholders and will be entitled to sell shares of common stock pursuant to this prospectus.

Any or all of the selling shareholders may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders, which includes ZMC and any of its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares of Common Stock:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of Common Stock for whom they may act as agent;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange on which the shares are traded or quoted;

•	privately negotiated transactions;

•	an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling shareholders may enter into transactions from time to time in which a selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by the selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

If a selling shareholder uses this prospectus for any sale of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

Take-Two

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2023, and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Take-Two Interactive Software, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Zynga

The consolidated financial statements of Zynga Inc. for the year ended December 31, 2021 and the effectiveness of Zynga Inc.’s internal control over financial reporting as of December 31, 2021 appearing in Zynga Inc.’s Annual Report (Form 10-K) and incorporated by reference in Take-Two Interactive Software, Inc.’s Current Report (Form 8-K) dated May 26, 2022, filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Zynga Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2023;

•

the portions of our  Definitive Proxy Statement for the 2022 annual meeting of stockholders, filed on July 27, 2022, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022;

•

our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K)  filed on May  5, 2022, May 26, 2022 (as amended on  August 5, 2022) (including the consolidated financial statements of Zynga incorporated by reference therein),  April, 11, 2023, April  14, 2023, May  3, 2023, and May 18, 2023;

•

the description of our Common Stock which is contained in our  Registration Statement on Form 8-A, as updated by  Exhibit 4.1  to our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description; and

•

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholders). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$10,130.34
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000

Total	$90,130.34

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).

10.1+	Management Agreement, dated as of May 2, 2022, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation (1).

10.2+	Restricted Unit Agreement dated as of June 1, 2022, by and between Take-Two Interactive Software, Inc. and ZMC Advisors, L.P. (2).

10.3+	Restricted Unit Agreement dated as of June 1, 2022, by and between Take-Two Interactive Software, Inc. and ZMC Advisors, L.P. (3).

10.4+	Restricted Unit Agreement dated as of June 1, 2022, by and between Take-Two Interactive Software, Inc. and ZMC Advisors, L.P.(4).

23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm of Take-Two Interactive Software, Inc.).

23.3*	Consent of Ernst & Young LLP (independent registered public accounting firm of Zynga Inc.).

24.1*	Powers of Attorney (included on signature page).

99.1*	Unaudited Pro Forma Condensed Combined Statement of Operations of the Company for the Fiscal Year Ended March 31, 2023.

107	Filing Fee Table.

*	Filed herewith.
+	Represents a management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2022 and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 10-Q filed on August 9, 2022 and incorporated herein by reference.

(3)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 10-Q filed on August 9, 2022 and incorporated herein by reference.

(4)	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 10-Q filed on August 9, 2022 and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on June 1, 2023.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
Name: Strauss Zelnick
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Strauss Zelnick Strauss Zelnick Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ Lainie Goldstein Lainie Goldstein Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Dornemann Michael Dornemann Lead Independent Director	/s/ William “Bing” Gordon William “Bing” Gordon Director

/s/ Roland Hernandez Roland Hernandez Director	/s/ J Moses J Moses Director

/s/ Michael Sheresky Michael Sheresky Director	/s/ Ellen Siminoff Ellen Siminoff Director

/s/ LaVerne Srinivasan LaVerne Srinivasan Director	/s/ Susan Tolson Susan Tolson Director

/s/ Paul Viera Paul Viera Director